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                                                                    EXHIBIT 23.6

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 of Lone Star Energy Plant Operations of our report on the financial statements of Dalen Corporation as of December 31, 1994 and 1993, and for the three years in the period ended December 31, 1994, dated February 24, 1995, included in Enserch Corporation's Form 8-K dated May 26, 1995, and to all references to our firm included in this registration statement.

                                            /s/ Arthur Andersen LLP
                                                Arthur Andersen LLP

Dallas, Texas
September 30, 1996